UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  April 8, 2009

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On April 8, 2009, PriceSmart, Inc. issued a press release regarding its results of operations for its second quarter ended February 28, 2009 and March 2009 sales.  A copy of the press release is furnished herewith as Exhibit 99.1.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01.   Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated April 8, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2009	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Chief Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated April 8, 2009.

PriceSmart Announces Second Quarter Results of Operations
March Sales Also Announced

San Diego, CA (April 8, 2009) – PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the second quarter of fiscal year 2009 which ended on February 28, 2009.

For the second quarter of fiscal year 2009, net warehouse sales increased 13.9% to $328.2 million from $288.2 million in the second quarter of fiscal year 2008.  Total revenue for the second quarter was $334.8 million compared to $293.8 million in the prior year.  The Company had 25 clubs in operation as of February 2009 and 2008.

The Company recorded operating income in the quarter of $17.5 million, compared to operating income of $10.7 million in the prior year.  Net income was $12.7 million, or $0.43 per diluted share, in the second quarter of fiscal 2009 compared to $9.5 million, or $0.33 per diluted share, in the second quarter of fiscal 2008.

For the first six months of fiscal year 2009, net warehouse club sales increased 17.5% to $626.8 million from $533.4 million in the first six months of fiscal year 2008.  Total revenues for the first half of the fiscal year increased 17.6% to $640.0 million from $544.3 million in the same period of the prior year.  For the first six months of fiscal year 2009, the Company recorded operating income of $32.4 million and net income of $23.4 million, or $0.80 per diluted share.  During the same six month period in fiscal year 2008, the Company recorded operating income of $20.9 million and net income of $16.2 million, or $0.56 per share.

Included in the results for the second quarter and first six months of fiscal year 2008 were pre-tax charges and income tax benefits related to the Company’s settlement of disputes with PSC, S.A. and related entities which had the effect of reducing reported operating income in both the second quarter and first six months of fiscal 2008 by $3.4 million, and net income by $1.7 million, or $0.06 per diluted share.

The Company also announced that for the month of March 2009 net sales increased 7.0% to $100.7 million from $94.1 million in March a year earlier.  For the seven months ended March 31, 2009, net sales increased 15.9% to $727.5 million from $627.5 million for the seven months ended March 31, 2008.  There were 25 warehouse clubs in operation at the end of March 2009 and 2008.

For the four weeks ended March 29, 2009, comparable warehouse sales for the warehouse clubs open at least 12 full months increased 8.5% compared to the same four-week period last year.  For the thirty-week period ended March 29, 2009, comparable warehouse sales increased 13.6% compared to the comparable thirty-week period a year ago.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 25 warehouse clubs in 11 countries and one U.S. territory (four each in Panama and Costa Rica; three each in Guatemala and Trinidad, two each in Dominican Republic, El Salvador and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words "expect," "believe," "will," "may," "should," "project," "estimate," "scheduled," and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company's stockholders own nearly one-half of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company's long-lived or intangible assets have been impaired could adversely affect the Company's future results of operations and financial position; and the Company faces increased compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company's SEC reports, including the Company's Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 12, 2008. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2009	2008	2009	2008
Revenues:
Sales:
Net warehouse club	$328,240	$288,216	$626,758	$533,405
Export	905	340	1,742	707
Membership income	4,425	3,975	8,749	7,717
Other income	1,223	1,313	2,753	2,426
Total revenues	334,793	293,844	640,002	544,255
Operating expenses:
Cost of goods sold:
Net warehouse club	279,993	245,333	534,419	453,844
Export	861	320	1,661	669
Selling, general and administrative:
Warehouse club operations	28,544	26,024	55,829	49,251
General and administrative	7,812	7,870	15,352	15,186
Preopening expenses	99	215	99	987
Asset impairment and closure costs	16	14	264	33
Provision for settlement of litigation, including changes in fair market value of put agreement	—	3,386	—	3,386
Total operating expenses	317,325	283,162	607,624	523,356
Operating income	17,468	10,682	32,378	20,899
Other income (expense):
Interest income	115	364	241	774
Interest expense	(609)	(470)	(1,190)	(529)
Other income (expense), net	(42)	(37)	(62)	(84)
Total other income (expense)	(536)	(143)	(1,011)	161
Income from continuing operations before provision for income taxes, loss of unconsolidated affiliate and minority interest	16,932	10,539	31,367	21,060
Provision for income taxes	(4,090)	(890)	(7,737)	(4,605)
Loss of unconsolidated affiliate	(7)	—	(12)	—
Minority interest	(85)	(160)	(150)	(290)
Income from continuing operations	12,750	9,489	23,468	16,165
Income (loss) from discontinued operations, net of tax	(63)	27	(81)	45
Net income	$12,687	$9,516	$23,387	$16,210
Basic income per share:
Continuing operations	$0.44	$0.33	$0.81	$0.56
Discontinued operations, net of tax	$—	$—	$—	$—
Net income	$0.44	$0.33	$0.81	$0.56
Diluted income per share:
Continuing operations	$0.43	$0.33	$0.80	$0.56
Discontinued operations, net of tax	$—	$—	$—	$—
Net income	$0.43	$0.33	$0.80	$0.56
Shares used in per share computations:
Basic	28,916	28,848	28,888	28,815
Diluted	29,179	29,233	29,145	29,207
Dividends per share	$0.50	$0.32	$0.50	$0.32

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	February 28, 2009	August 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$29,888	$48,121
Short-term restricted cash	9,500	536
Receivables, net of allowance for doubtful accounts of $6 and $11 in February 2009 and August 2008, respectively	3,765	2,455
Merchandise inventories	120,753	113,894
Deferred tax asset – current	2,083	2,179
Prepaid expenses and other current assets	18,931	16,669
Notes receivable – short term	2,006	2,104
Assets of discontinued operations	882	1,247
Total current assets	187,808	187,205
Long-term restricted cash	583	673
Property and equipment, net	217,934	199,576
Goodwill	37,902	39,248
Deferred tax assets – long term	19,984	21,198
Other assets	3,805	3,512
Investment in unconsolidated affiliates	7,610	—
Total Assets	$475,626	$451,412
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	3,659	3,473
Accounts payable	102,430	96,120
Accrued salaries and benefits	7,466	8,271
Deferred membership income	8,707	7,764
Income taxes payable	6,055	3,695
Common stock subject to put agreement	—	161
Other accrued expenses	13,626	11,877
Dividend payable	7,392	4,744
Long-term debt, current portion	3,616	2,737
Liabilities of discontinued operations	249	277
Deferred tax liability – current	114	486
Total current liabilities	153,314	139,605
Deferred tax liability – long term	1,339	2,339
Long-term portion of deferred rent	2,695	2,412
Accrued closure costs	3,611	3,489
Long-term income taxes payable, net of current portion	3,471	5,553
Long-term debt, net of current portion	30,101	23,028
Total liabilities	194,531	176,426
Minority interest	636	480
Stockholders’ Equity:
Common stock, 0.0001 par value, 45,000,000 shares authorized; 30,244,086 and 30,195,788 shares issued, respectively, and 29,591,125 and 29,615,226 shares outstanding (net of treasury shares), respectively	3	3
Additional paid-in capital	375,120	373,192
Tax benefit from stock-based compensation	4,420	4,563
Accumulated other comprehensive loss	(16,096)	(12,897)
Accumulated deficit	(68,907)	(77,510)
Less: treasury stock at cost; 652,961 shares as of February 28, 2009 and 580,562 shares as of August 31, 2008	(14,081)	(12,845)
Total stockholders’ equity	280,459	274,506
Total Liabilities and Stockholders’ Equity	$475,626	$451,412